Exhibit (m)(iii)(A)
                                                      AMENDED: NOVEMBER 10, 2003

                                    EXHIBIT A
                              TO FIFTH THIRD FUNDS
                          INVESTMENT B RULE 12B-1 PLAN
                                 Class B Shares

The Investment B Rule 12b-1 Plan is adopted by Fifth Third Funds with respect to the Class B Shares of the Series of the Trust set forth below (the "Applicable Funds"):

CLASS B SHARES:
Fifth Third Prime Money Market Fund                        Fifth Third Small Cap Growth Fund
Fifth Third Quality Growth Fund                            Fifth Third Equity Index Fund
Fifth Third Disciplined Large Cap Value Fund               Fifth Third Large Cap Core Fund
Fifth Third Select Stock Fund                              Fifth Third Municipal Bond Fund
Fifth Third Balanced Fund                                  Fifth Third Michigan Municipal Bond Fund
Fifth Third Mid Cap Growth Fund                            Fifth Third Short Term Bond Fund
Fifth Third International Equity Fund                      Fifth Third LifeModel Conservative FundSM
Fifth Third Technology Fund                                Fifth Third LifeModel Moderately
Fifth Third Intermediate Bond Fund                                  Conservative FundSM
Fifth Third Bond Fund                                      Fifth Third LifeModel Moderate FundSM
Fifth Third Intermediate Municipal Bond Fund               Fifth Third LifeModel Moderately
Fifth Third Ohio Municipal Bond Fund                                Aggressive FundSM
Fifth Third Multi Cap Value Fund                           Fifth Third LifeModel Aggressive FundSM
Fifth Third Micro Cap Value Fund                           Fifth Third Small Cap Value Fund

FIFTH THIRD FUNDS

By:      /s/ C. David Bunstine
         ---------------------
Name:    C. David Bunstine
Title:   President